Exhibit 10.1

PAVmed Inc.
One Grand Central Place, Suite 4600
60 East 42nd Street
New York, NY 10170
212-949-4319
info@pavmed.com
www.pavmed.com

TERMINATION OF CONSULTING AGREEMENT

Reference is made to the consulting agreement, dated October 12, 2016 and amended on February 15, 2017 and March 30, 2017 (the "Agreement"), between PAVmed Inc. (the "Company") and Michael J. Glennon (the "Consultant").

The parties hereby mutually agree the Agreement is terminated effective as of June 30, 2017 and the Company does not owe any further amounts to the Consultant pursuant to the Agreement and any amounts accrued as of the date hereof pursuant to the Agreement shall be forgiven.

IN WITNESS WHEREOF, the undersigned have caused this termination to be executed as of July 31, 2017.

PAVMED INC.

By: /s/ Lishan Aklog
Name: Lishan Aklog
Title: Chairman and Chief Executive Officer

/s/ Michael J. Glennon
MICHAEL J. GLENNON